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                                                                      EXHIBIT 11

PERITUS SOFTWARE SERVICES, INC.
COMPUTATION OF NET INCOME (LOSS) PER SHARE AND UNAUDITED PRO FORMA NET LOSS PER SHARE

                                                                                             Year ended
                                                                                             December 31,
                                                                                -----------------------------------------
                                                                                    1997            1996          1995
Net income (loss), as reported                                                  $(66,910,000)   $(4,921,000)   $   55,000

Redeemable stock preference items:
        Accrual of cumulative dividends on Series A and Series B
         redeemable convertible preferred stock                                     (675,000)      (689,000)            -
        Accretion to redemption value of Series A and Series B
         redeemable convertible preferred stock                                            -       (347,000)            -
        Accretion to redemption value of redeemable common stock
         right                                                                        (57,000)      (66,000)            -
                                                                                -----------------------------------------
        Total redeemable stock preference items                                      (732,000)   (1,102,000)            -
                                                                                -----------------------------------------
Net income (loss) available to common stockholders                                (67,642,000)   (6,023,000)       55,000
                                                                                =========================================

Basic weighted average common stock outstanding                                     9,708,000     5,876,000     5,078,000
                                                                                =========================================

Basic net income (loss) per share                                               $       (6.97)  $     (1.02)   $     0.01
                                                                                =========================================
Diluted weighted average shares outstanding:
        a. shares attributable to common stock outstanding                          9,708,000     5,876,000     5,078,000
        b. shares attributable to common stock options and warrants                         -             -     1,378,000
                                                                                -----------------------------------------
                                                                                    9,708,000     5,876,000     6,456,000
                                                                                =========================================
                                                                                -----------------------------------------
Diluted net income (loss) per share                                             $       (6.97)  $     (1.02)   $     0.01
                                                                                =========================================
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Net loss                                                                        $ (66,910,000)  $(4,921,000)

Unaudited pro forma basic and diluted weighted average shares outstanding:
        a. shares attributable to common stock outstanding                          9,708,000     5,876,000
        b. shares attributable to common stock options and warrants                         -             -
        c. shares attributable to redeemable convertible preferred stock            1,866,000     1,518,000
                                                                                ---------------------------
                                                                                   11,574,000     7,394,000
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                                                                                ---------------------------
Unaudited pro forma basic and diluted net loss per share                        $       (5.78)  $     (0.67)
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